UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2007, the Board of Directors of Hubbell Incorporated (the "Company") approved an amendment to the By-Laws of the Company (the "By-Laws" and as amended and restated, the "Amended and Restated By-Laws") effective as of such date.

The amendments to the By-Laws amended Article II, Section 1 of the By-Laws to increase the maximum number of directorships comprising the Company’s Board of Directors from eleven to twelve.

The amendments to the By-Laws amended Article V, Section 1 of the By-Laws to provide for the Board of Directors of the Company to determine the place or places at which the books and records of the Company shall be kept, to the extent permitted by applicable law.

The amendments to the By-Laws added Article VI, Section 4 of the By-Laws to provide that the Company may issue shares of its stock in uncertificated or book-entry form for which certain additional conforming changes were also made.
The amendments to the By-Laws also update the By-Laws generally to clarify or remove obsolete language, resolve certain ambiguities, better reflect current provisions of the Connecticut Business Corporation Act and to provide for electronic transmission of notices to members of the Company’s Board of Directors and shareholders where permitted.

The descriptions of changes made in the Amended and Restated By-Laws set forth in this report are qualified in their entirety by reference to the full text of the By-Laws, a copy of which was filed with the Securities and Exchange Commission on August 12, 2003 as Exhibit 3b to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2003 and is incorporated herein by reference, and the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed as part of this Report:

Exhibit Number Description
3.1 Amended and Restated By-Laws of Hubbell Incorporated, dated June 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

June 7, 2007	By:	/s/ Richard W. Davies

Name: Richard W. Davies
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Hubbell Incorporated, dated June 6, 2007